Exhibit 3.1

DelawareThe First StatePage 1 5976073 8100Authentication: 204465573SR# 20233831741Date: 10-27-23You may verify this certificate online at corp.delaware.gov/authver.shtmlI, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALZAMEND NEURO, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 2023, AT 10:56 O`CLOCK A.M.AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2023 AT 12:01 O'CLOCK A.M.